Exhibit 10.1

Dated February 10, 2004

VERTEX PHARMACEUTICALS INCORPORATED
and
UBS SECURITIES LLC

DEALER MANAGER AGREEMENT

UBS Securities LLC
677 Washington Boulevard
Stamford, CT  06901

Ladies and Gentlemen:

1                                         Exempted Exchanges

Vertex Pharmaceuticals Incorporated, a corporation organized under the laws of Massachusetts (the “Company”), proposes to exchange with certain holders of its 5% Convertible Subordinated Notes due September 19, 2007 (the “Existing Notes”) its 5¾% Convertible Senior Subordinated Notes due 2011 (the “New Notes”), to be issued pursuant to the terms of an indenture to be entered into between the Company and US Bank National Association (the “Trustee”), as trustee (the “New Notes Indenture”) (such exchanges, including all related incidental acts and transactions, are herein referred to collectively as “Exempted Exchanges”).  The New Notes will be issued in book-entry form and will be issued to Cede & Co. as nominee of The Depository Trust Company (“DTC”).  The New Notes will be convertible into shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company at the conversion price set forth in the New Notes Indenture.  The Exempted Exchanges will be made on the terms and subject to the conditions set forth in the Company’s Offering Memorandum (including all documents incorporated therein by reference, the “Offering Memorandum”) and the related letter of transmittal (the “Letter of Transmittal”) attached hereto as Exhibit A-1 and Exhibit A-2, respectively.

The Exempted Exchanges are expected to be commenced by the Company on or about February 3, 2004 (the “Commencement Date”). In connection with the Exempted exchanges, no more than six (6) holders of Existing Notes will be approached and no more than $154.35 million principal amount of Existing Notes will be exchanged for New Notes.  Holders of the New Notes will be entitled to the benefits of a Registration Rights Agreement (the “Registration Rights Agreement”), to be dated as of the Closing Date, pursuant to which the Company will agree to register the resale of the New Notes under the U.S. Securities Act of 1933, as amended (the “Securities Act”) subject to the terms and conditions therein specified.

The Exempted Exchanges will be made without registration of the New Notes or the Common Stock issuable upon conversion thereof under the Securities Act in reliance upon exemptions from the registration requirements of the Securities Act.

2              Appointment as Dealer Manager

The Company hereby engages and appoints UBS Securities LLC as sole and exclusive dealer manager in connection with the Exempted Exchanges (the “Dealer Manager”) and authorizes the Dealer Manager to act as such, and you hereby agree to act as Dealer Manager, in each case on the terms and conditions set forth herein. On the basis of the representations, warranties, agreements and covenants of the Company in, and subject to the terms and conditions of, this Dealer Manager Agreement (this “Agreement”), you agree, as Dealer Manager, to use your commercially reasonable efforts to effect the Exempted Exchanges and perform other services in connection with the Exempted

Exchanges as are customarily performed by investment banks of international standing acting in such roles in connection with exchange transactions of like nature, including, but not limited to, assisting the Company with respect to the timing, pricing and structure of the Exempted Exchanges, assisting the Company in the preparation of the Offering Memorandum, identifying and contacting certain holders of the Existing Notes with respect to the Exempted Exchanges and participating in negotiations with such holders of the Existing Notes and communicating generally regarding the Exempted Exchanges with brokers, dealers, commercial banks and trust companies and other nominees or holders of the Existing Notes, both of record and beneficial. The duties or responsibilities of the Dealer Manager will not include: (i) providing tax, legal, regulatory, accountancy or other specialist or technical advice or services, (ii) providing general financial and strategic advice, or (iii) assuming any responsibility for the verification of the information in the Offering Memorandum or any ancillary documents other than the UBS Information (as defined in Section 8.21). In effecting Exempted Exchanges and generally in connection with the Exempted Exchanges, you, as Dealer Manager, are acting as an independent contractor and shall not be deemed to be acting as the agent of the Company, and the Company shall not be deemed to act as your agent.

3              No Liability for Acts of Dealers, Banks and Trust Companies

Neither you nor any of your affiliates, directors, agents, employees or controlling persons shall have any liability (in tort, contract or otherwise) to the Company or to any other person for any losses, claims, damages, liabilities or expenses arising out of any act or omission on the part of any broker, dealer (other than yourself to the extent set forth below), depositary, commercial bank or trust company or any other person, and neither you nor any of your affiliates, directors, agents, employees or controlling persons shall have any liability (in tort, contract or otherwise) to the Company or any other person asserting claims on behalf of or in right of the Company for any losses, claims, damages, liabilities or expenses arising from your own acts or omissions in performing your obligations hereunder or otherwise in connection with the proposed Exempted Exchanges, except for any such losses, claims, damages, liabilities or expenses which are determined, in a final judgment by a court of competent jurisdiction, to have resulted from (i) your gross negligence or willful misconduct in performing the services that are the subject of this Agreement or (ii) a breach by the Dealer Manager of Section 9.20(ii).

4              The Offering Memorandum; Early Termination

4.1.                            The Company agrees to furnish you with as many copies as you may reasonably request of the Offering Memorandum, any amendments and supplements thereto and the related Letter of Transmittal (collectively, as amended or supplemented from time to time, and in each and every case including any and all information or documents incorporated therein by reference, the “Exchange Materials”) to be used by the Company in connection with the Exempted Exchanges. You are authorized to use copies of the Exchange Materials in accordance with the terms and conditions of this Agreement. You and your representatives may not forward written materials other than the Exchange Materials or any publicly filed documents to the holders of the Existing Notes in connection with the Exempted

Exchange without the Company’s consent. The Company agrees that, at a reasonable time prior to using or filing with any federal or other governmental agency or instrumentality any Exchange Materials, it will first submit copies of such materials to you and will not use any such Exchange Materials without your prior approval, which shall not be unreasonably withheld. During the period from the commencement of the Exempted Exchanges and the Closing Date, the Company will inform you promptly after it receives notice or becomes aware of the happening of any event, or the discovery of any fact, which it believes would require the making of any material change in any Exchange Materials then being used or would affect the truth, accuracy or completeness of any representation or warranty contained in this Agreement as if such representation or warranty were being made immediately after the happening of such event or the discovery of such fact.

4.2.                            In the event that (i) the Company uses or permits the use of any document in connection with the Exempted Exchanges which you shall not have approved or (ii) the Company shall have breached, in any material respect, any of its representations, warranties, agreements or covenants herein, then you shall be entitled to withdraw as Dealer Manager in connection with the Exempted Exchanges without any liability or penalty to you or any other party who may be indemnified pursuant to the terms of Section 10 hereof (it being agreed that such withdrawal shall not affect the indemnity provisions contained in Section 10 hereof, which shall remain in full force and effect) and without loss of any right to the payment of all expenses payable hereunder which have been incurred to the date of such withdrawal. Notwithstanding anything to the contrary contained herein, it is hereby agreed that, in the event of any withdrawal by you pursuant to this Section 4.2, the expenses, if any, payable hereunder which are reasonably incurred through the date of such withdrawal shall be paid or reimbursed to you reasonably promptly after the date of such withdrawal.

5              Consideration

As consideration for your services as dealer manager hereunder, the Company shall pay to you in cash, by wire transfer of immediately available funds to an account designated therefor by you, a fee equal 1.50% of the principal amount of the Existing Notes exchanged by the Company (the Dealer Manager’s fee shall be referred to in this Agreement as the “Fee”).

The Fee shall be payable in full on the date of the successful completion of the Exempted Exchanges.  The date of the successful completion of the Exempted Exchanges is hereby referred to as the “Closing Date”.

6                                         Expenses of Dealer Manager and Others

The Company shall pay all fees and expenses relating to the preparation, printing, mailing and publishing of the Exchange Materials.  The Company will also reimburse you for all reasonable fees and expenses (including the reasonable fees and expenses of your counsel) incurred by you in connection with the performance of your services as Dealer Manager under this Agreement.  The Company shall perform its obligations set forth in this Section 6 and Section 10 hereof whether or not the Exempted Exchanges are commenced, except in the event that the Exempted Exchanges are withdrawn, terminated or cancelled, in which case the Company’s obligations to pay such expenses shall extend only to expenses accrued as of the date of such withdrawal, termination or cancellation. All payments to be made by the Company pursuant to this Section 6 shall be made reasonably promptly after the expiration, completion, termination, withdrawal or cancellation of the Exempted Exchanges.

7                                         Noteholder Lists

The Company shall, to the extent available to the Company after having made commercially reasonable efforts to obtain, provide you with lists or other records in such form as you may reasonably request in reasonable quantities or copies thereof showing the names and addresses of, and principal amounts of Existing Notes held by, the holders of Existing Notes, and will use its commercially reasonable efforts to advise you or cause the Trustee and DTC to advise you from day to day during the period between the Commencement Date and the Closing Date as to any transfers of record of Existing Notes. You agree to use such information only in connection with the Exempted Exchanges and, unless such information becomes publicly available (other than by breach by the Dealer Manager of the following undertaking), not to furnish such information to any other person except in connection with the Exempted Exchanges or as required by law or upon request of any governmental or regulatory agency or any securities exchange having jurisdiction with respect to the Dealer Manager or the Exempted Exchanges.

8                                         Representations and Warranties of the Company

The Company represents and warrants to you, and agrees with you, where applicable, that:

8.1.                            the Company has been duly organized, is validly existing as a corporation under the laws of Massachusetts and has the corporate power and authority to own its property and to conduct its business as described in the Exchange Materials and is duly qualified in or licensed by, and is in good standing (or other similar concept that may exist in the applicable jurisdiction) in, each jurisdiction in which the nature of its business requires such qualification, except where the failure, individually or in the aggregate, to be so licensed or qualified could not reasonably be expected to have a material adverse effect on the business, operations, prospects, properties or condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”); each of the subsidiaries of the Company has been duly organized or formed, is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing, if applicable, under the laws of the jurisdiction in which it is chartered or  organized, and is duly qualified in or licensed by, and is in good standing (or, if applicable, other similar concept that may exist in the applicable jurisdiction) in, each jurisdiction in which the nature of its business requires such qualification, except where the failure, individually or in the aggregate, to be so licensed or qualified could reasonably be expected to have a Material Adverse Effect;

8.2.                            none of the Company, its affiliates, or any person acting on its or their behalf (other than the Dealer Manager or persons acting on its behalf, as to whom the Company makes no representation) has, directly or indirectly, made offers or sales of any security, or solicited offers to buy, any security under circumstances that would require the registration of the New Notes or the Common Stock issuable upon conversion thereof under the Securities Act;

8.3.                            none of the Company, its affiliates, or any person acting on its or their behalf (other than the Dealer Manager or persons acting on its behalf, as to whom the Company makes no representation) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the Exempted Exchanges with respect to the New Notes or the Common Stock issuable upon conversion thereof;

8.4.                            the New Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act;

8.5.                            the Company has been advised by the NASD’s PORTAL Market that the New Notes have been designated PORTAL-eligible securities in accordance with the rules and regulations of the NASD;

8.6.                            subject to compliance by the Dealer Manager with the representations and warranties sets forth in Section 9.20 hereof, no registration under the Securities Act of the New Notes is required in connection with the Exempted Exchanges in the manner contemplated herein and in the Offering Memorandum;

8.7.                            [Intentionally omitted].

8.8.                            the Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase or sell any securities of the Company (except as contemplated in this Agreement);

8.9.                            the Company has not taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the U.S. Securities Exchange Act of 1934, as amended (the “1934 Act”) or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the Exempted Exchanges;

8.10.                     all the outstanding shares of capital stock or other applicable ownership interests of each subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and, except as otherwise set forth in the Offering Memorandum, all outstanding shares of capital stock or other applicable ownership interests of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interest, claim, lien or encumbrance;

8.11.                     the Company’s authorized equity capitalization is as set forth in the Exchange Materials; the capital stock of the Company conforms in all material respects to the description thereof contained in the Offering Memorandum; the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable; the shares of Common Stock initially issuable upon conversion of the New Notes have been duly authorized and, when issued upon conversion of the New Notes against payment of the conversion price, will be validly issued, fully paid and nonassessable; the Board of Directors of the Company has duly and validly adopted resolutions reserving such shares of Common Stock for issuance upon conversion of the New Notes; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the New Notes or the shares of Common Stock issuable upon conversion thereof; and, except as set forth in or contemplated by the Offering Memorandum, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

8.12.                     the statements in the Offering Memorandum under the headings “Certain U.S. Federal Income Tax Consequences”, “The Exempted Exchanges”, “Description of the New Notes” and “Description of Common Stock” fairly summarize the matters therein described;

8.13.                     all necessary action (corporate and other) has been duly taken by the Company to authorize the execution, delivery and performance of this Agreement, the Company has all requisite power and authority to consummate the transactions contemplated hereby, and this Agreement has been duly executed and delivered by the Company and is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except, in each case, as rights to indemnification and contribution hereunder may be limited by public policy considerations and except as enforcement thereof may be limited by or subject to (x) any bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and (y) general equitable principles or the availability of equitable remedies;

8.14.                     all necessary action (corporate and other) has been duly taken by the Company to authorize the Exempted Exchanges, the execution, delivery and performance of the New Notes Indenture and the execution, delivery and performance of the Registration Rights Agreement, the Company has all requisite power and authority to consummate the transactions contemplated thereby, and each of the New Notes Indenture and Registration Rights Agreement, when executed and delivered by the Company (and, in the case of the New Notes Indenture, on the date that the Existing Notes are exchanged for the New Notes), will be a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except, in the case of the Registration Rights Agreement, as rights to indemnification and contribution thereunder may be limited by public policy considerations and except, in each case, as enforcement thereof may be limited by or subject to (x) any bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and (y) general equitable principles or the availability of equitable remedies;

8.15.                     the New Notes have been duly authorized and, when executed and authenticated and delivered in accordance with the provisions of the New Notes Indenture, will be entitled to the benefits of the New Notes Indenture, and will be valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by or subject to (x) any bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and (y) general equitable principles or the availability of equitable remedies;

8.16.                     no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the Exempted Exchanges and the transactions contemplated herein, in the New Notes Indenture or in the Registration Rights Agreement, except such as may be required under the blue sky laws of any jurisdiction in which the Exempted Exchanges occurs and, in the case of the Registration Rights Agreement, such as will be obtained under the Securities Act, the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and pursuant to the rules of the Nasdaq National Market;

8.17.                     the Exempted Exchanges and all other actions of the Company contemplated in the Exchange Materials and the execution, delivery and performance of this Agreement, the New Notes Indenture and the Registration Rights Agreement will comply in all material respects with (i) all applicable requirements of law, including, without limitation, applicable regulations of the U. S. Securities and Exchange Commission (the “Commission”) and (ii) all other governmental, regulatory, administrative, stock exchange or similar authority having jurisdiction over the Company and its subsidiaries or its respective businesses, operations or assets;

8.18.                     except as disclosed in the Offering Memorandum (exclusive of any amendment or supplement thereto), there are no actions, suits, stop orders, restraining orders, claims, investigations or proceedings pending or, to the best knowledge of the Company, threatened, before any court or governmental agency or other regulatory or administrative authority or any arbitrator, to which the Company or any of its subsidiaries is a party or to which the Company, any of its subsidiaries or any of their licenses, concessions or other properties and assets is subject, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Company, threatened, before any court or governmental agency or other regulatory or administrative authority challenging or could otherwise be reasonably expected to have a material adverse effect on the making of the Exempted Exchanges or any other transactions contemplated herein;

8.19.                     neither the Company, nor any of its subsidiaries, is in breach of, or in default under (nor has any event occurred which with notice, lapse of time or both would constitute a breach of, or default by the Company or any of its subsidiaries under), (A) any provision of the charter or bylaws (or similar organizational documents) of the Company or any of its subsidiaries or (B) except as could not reasonably be expected to individually or in the aggregate have a Material Adverse Effect, the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of its subsidiaries or any of its or their property; the Exempted Exchanges, all other actions of the Company contemplated in the Exchange Materials, the execution, delivery and performance of this Agreement, the New Notes Indenture and the Registration Rights Agreement will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time or both would constitute a breach of, or default by the Company or any of its subsidiaries under), (X) any provision of the charter or bylaws of the Company or any of its subsidiaries, (Y) any provision of the Existing Notes Indenture pursuant to which the Existing Notes were issued (in each case, as supplemented or amended from time to time) and any agreements entered into by the Company for the benefit of the holders of the Existing Notes, or (Z) without prejudice to the foregoing, and except as could not reasonably be expected to individually or in the aggregate have a Material Adverse Effect, the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject;

8.20.                     the terms of the New Notes, the New Notes Indenture and the Registration Rights Agreement will conform in all material respects to the descriptions thereof contained in the Offering Memorandum;

8.21.                     the Exchange Materials do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they are made, not misleading; provided, however, that no representation is made with respect to any statements contained in, or any matter omitted from, the Exchange Materials in reliance upon and in conformity with information relating to UBS Securities LLC furnished by you in writing to the Company expressly for use therein, which information consists solely of the name of the entity listed as the Dealer Manager on the cover of the Offering Memorandum and the third sentence of the first paragraph under the heading “The exempted exchanges-New notes are a new issue of securities” in the Offering Memorandum (the “UBS Information”);

8.22.                     as of the date hereof and at all times subsequent hereto up to the Closing Date, the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the 1934 Act and has complied and will continue to comply, in all material respects, with the 1934 Act, and the rules and regulations thereunder, the Trust Indenture Act, and the rules and regulations thereunder, and the various state securities or “blue sky” laws and the applicable laws, rules and regulations of each jurisdiction in which any of the Existing Notes are listed and any authority therein, in connection with the Exempted Exchanges;

8.23.                     since the respective dates as of which information is given in the Exchange Materials, there has not been any material change in the business, operations, prospects, properties or condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business;

8.24.                     all documents incorporated by reference into the Exchange Materials or from which information is so incorporated by reference, when they were filed with or submitted to the Commission, complied in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder; and any documents so filed or submitted and incorporated by reference subsequent to the date of this Agreement and prior to or on the Closing Date, when they are filed with or submitted to the Commission, shall conform in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder;

8.25.                     the financial statements and related schedules and notes thereto of the Company set forth or incorporated by reference in the Exchange Materials present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and cash flows of the Company and its consolidated subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States; all other financial data set forth in the Exchange Materials are fairly presented in all material respects and prepared on a basis consistent with the financial statements contained in the Exchange Materials or incorporated by reference and the books and records of the Company and its subsidiaries; and the assumptions used in preparing the pro forma financial information included in the Exchange Materials provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts;

8.26.                     each of PricewaterhouseCoopers LLP and Ernst & Young LLP, which has certified the financial statements of the Company and its subsidiaries, are independent accountants, within the meaning of the Securities Act and the rules and regulations thereunder;

8.27.                     there are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the consummation of the Exempted Exchanges or upon the issuance of Common Stock upon the conversion of the New Notes;

8.28.                     the Company has filed all non-U.S., U.S. federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file could not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as could not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto);

8.29.                     no labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened, imminent or pending, except as set forth in or contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto);

8.30.                     the Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments; except with respect to the pending securities class actions, there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect except as set forth in or contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto);

8.31.                     No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the

Company, except as described in or contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto;

8.32.                     the Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate U.S. federal, state or non-U.S. regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such licenses, certificates, permits and authorizations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto);

8.33.                     except for matters governed by Environmental Laws which are addressed in Sections 8.41 and 8.42, and except as disclosed in the Offering Memorandum (exclusive of any amendment or supplement thereto), the Company and each of its subsidiaries is in compliance with all applicable laws, statutes, ordinances, rules and regulations of the Federal Food and Drug Administration (the “FDA”) and OSHA, and has filed all applications and has obtained all licenses, permits and approvals or other regulatory authorizations of the FDA and OSHA (including, without limitation, all FDA approvals necessary for marketing the products the Company and each of its subsidiaries currently markets), the enforcement of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

8.34.                     except for matters governed by Environmental Laws which are addressed in Sections 8.41 and 8.42, and except as disclosed in the Offering Memorandum (exclusive of any amendment or supplement thereto), the FDA has not commenced, or, to the best of the Company’s knowledge, threatened to initiate, any action to withdraw its approval of any product of the Company or its subsidiaries or commenced or, to the best of the Company’s knowledge, threatened to initiate any action to withdraw its approval of any facility of the Company or its subsidiaries;

8.35.                     the Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

8.36.                     the Company has not taken any action or omitted to take any action (such as issuing any press release relating to any New Notes without an appropriate legend) which may result in the loss by the Dealer Manager of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the Financial Services and Markets Act 2000 (the “FSMA”). The Company has been informed of the guidance relating to stabilization provided by the Financial Services Authority, in particular in Section MAR 2 Annex 2G of the Financial Services Handbook;

8.37.                     none of the Company, its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

8.38.                     subsequent to the respective dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto), neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, in each case, that has had, or could reasonably be expected to have, a Material Adverse Effect;

8.39.                     each of the Company and its subsidiaries, owns or possesses, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks, trade names, know-how and other intellectual property necessary to carry on its businesses as presently conducted, and except as described in the Exchange Materials, neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks, trade names, know-how or other intellectual property that in the aggregate could reasonably be expected to have a Material Adverse Effect; the patent applications filed by or on behalf of the Company described in the Exchange Materials have been properly prepared and filed on behalf of the Company; each such patent applications and patents described in the Exchange Materials is, except as set forth or contemplated in the Exchange Materials, assigned or licensed to the Company, and, except as set forth in the Exchange Materials, to the Company’s knowledge, no other entity or individual has any right or claim in any such patent, patent application or ay patent to be issued therefrom; and to the knowledge of the Company, each such patent application discloses potentially patentable subject matter;

8.40.                     to the best of the Company’s knowledge, the human clinical trials conducted by the Company, on behalf of the Company or in which the Company has participated that are described in the Exchange Materials, or the results of which are referred to in the Exchange Materials, were and, if still pending, are being, conducted in accordance with applicable regulatory requirements; to the best of the Company’s knowledge, the descriptions of the results of such studies, tests and trials contained in the Exchange Materials are accurate in all material respects; the Company has no knowledge of any other studies or tests conducted by the Company, on behalf of the Company or in which the Company has participated, the results of which discredit the results described in the Exchange Materials; the Company has not received any notice or correspondence from the FDA or any other governmental agency requiring the termination or suspension of any clinical trials conducted by, or on behalf of, the Company or in which the Company has participated that are described in the Exchange Materials or the results of which are referred to in the Exchange Materials;

8.41.                     the Company and its subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect;

8.42.                     there are no pending or, to the best of the Company’s knowledge, threatened, administrative, regulatory or judicial actions, suits, demand letters, claims, liens, written notices of noncompliance or violation, investigations or proceedings pursuant to any Environmental Laws against the Company or any of its subsidiaries which would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the best of the Company’s knowledge, there are no events or circumstances at the Company’s owned or leased properties that could reasonably be expected to form the basis of a governmental order for clean-up or remediation of hazardous or toxic substances, wastes, pollutants or contaminants regulated under Environmental Laws, or an action, suit or proceeding by any private party or governmental body or agency, against the Company or any of its subsidiaries pursuant to Environmental Laws; and

8.43.                     the Company is not, and after giving effect to the Exempted Exchanges and the other transactions contemplated hereby, will not be, an “investment company” as such term is defined in the U.S. Investment Company Act of 1940, as amended.

9                                         Covenants

9.1.                            Prior to and during the period up to the Closing Date, the Company shall advise you promptly of (i) the occurrence of any event or the discovery of any fact which is likely to cause or which causes the Company to fail to commence, withdraw, rescind or terminate the Exempted Exchanges or would reasonably be expected to permit the Company to exercise any right not to accept the Existing Notes to be exchanged thereunder, (ii) any proposal or requirement to modify, amend or supplement any of the Exchange Materials, (iii) the commencement or threat in writing of any lawsuit or government proceeding in connection with the Exempted Exchanges and (iv) any other information relating to the Exempted Exchanges which you may from time to time reasonably request.

9.2.                            The Company and you each agree to keep the other reasonably informed as to the progress of the Exempted Exchange during the period between the Commencement Date and the Closing Date, including providing information as to the number and amount of Existing Notes that have agreed to be exchanged.

9.3.                            The Company covenants that the Exempted Exchanges and all other actions of the Company contemplated in the Exchange Materials and this Agreement will comply in all material respects with all applicable requirements of law, including, without limitation, the 1934 Act and the rules and regulations thereunder (other than broker-dealer regulations), and the various state securities or “blue sky” laws and the applicable listing laws, rules and regulations of each jurisdiction in which any of the Existing Notes are listed.

9.4.                            At all times subsequent to the date hereof up to the Closing Date, the Exchange Materials, including any information and documents incorporated by reference therein, will comply in all material respects with all applicable requirements of law, including, without limitation, the 1934 Act, and the Exchange Materials (as amended or supplemented from time to time), including any information and documents incorporated by reference therein, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided that this covenant shall not extend to any statements contained in, or any matter omitted from, the Exchange Offer Materials in reliance upon and conformity with the UBS Information; provided, further, that notwithstanding the foregoing, if at any time during the period beginning the date hereof and the Closing Date, any event shall occur or condition shall exist as a result of which the Exchange Materials, including any information and documents incorporated by reference therein, will not comply in all material respects with all applicable requirements of law, or such Exchange Materials (as amended or supplemented from time to time), including any information and documents incorporated by reference therein, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, then the Company shall either (i) promptly prepare such amendment or supplement to the Exchange Materials, or any filing with or submission to the Commission with respect to any such information or document incorporated by reference therein, as may be necessary in order to correct such false or misleading statement or omission, and take such action to make the Exchange Materials, including any information or document incorporated by reference therein, comply with the requirements of law, and distribute such amendment or supplement to holders of Existing Notes involved in the Exempted Exchanges if it shall be necessary or desirable to so distribute such amendment or supplement to comply with the requirements of law, and provide such number of copies of such amendment or supplement as the Dealer Manager shall request, or (ii) withdraw from, cancel, rescind or otherwise terminate the Exempted Exchanges.

9.5.                            The Company agrees that a reasonable time prior to using or permitting the use of the Exchange Materials in connection with the Exempted Exchanges and to filing or submitting any document with the Commission incorporated by reference therein, it shall submit copies of such documents to the Dealer Manager and shall give reasonable consideration to the Dealer Manager’s comments and those of the Dealer Manager’s counsel with respect thereto.

9.6.                            The Company agrees that, except as required by applicable law, any reference to the Dealer Manager in any Exchange Materials or any other document or communication prepared, approved or authorized by the Company in connection with the Exempted Exchanges is subject to the prior approval of the Dealer Manager, provided that if such reference to the Dealer Manager is required by applicable law, the Company agrees to notify the Dealer Manager within a reasonable time prior to such use.

9.7.                            The Company will pay the Fee to the Dealer Manager for soliciting, on the Company’s behalf, holders to enter into the Exempted Exchanges and will provide each such holder with copies of the Offering Memorandum, the Letter of Transmittal and any other Exchange Materials.

9.8.                            Neither the Company, nor any subsidiary or affiliate thereof shall publicly disclose or refer to any advice rendered by the Dealer Manager to the Company without the Dealer Manager’s prior written consent, except as may be required by law, regulation, legal process or regulatory authority and in any action, suit or proceeding to which the Company is a party involving the Exempted Exchanges; provided, that, the Company shall provide the Dealer Manager with prompt written notice, at the Dealer Manager’s address for notice set forth in Section 16 hereto, of any such requirement so that the Dealer Manager may seek a protection order or any other appropriate remedy.

9.9.                            As soon as practicable before the Commencement Date, the Company will make appropriate arrangements, to the extent applicable, with DTC to allow for the book-entry movement of the exchanged Existing Notes between DTC participants and the Dealer Manager, and will use its reasonable best efforts to permit the New Notes to be eligible for clearance and settlement through DTC.

9.10.                     The Company will not, and will not permit any of its affiliates to, resell any New Notes or Shares of Common Stock issued upon conversion thereof that have been acquired by any of them.

9.11.                     None of the Company, its affiliates, or any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the New Notes or Common Stock issuable upon conversion thereof under the Securities Act.

9.12.                     So long as any of the New Notes or the Common Stock issuable upon the conversion thereof are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company, or any successor thereto, will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the 1934 Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act.  This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

9.13.                     Any information provided by the Company to publishers of publicly available databases about the terms of the New Notes shall include a statement that the New Notes have not been registered under the Securities Act and are subject to restrictions under Rule 144A under the Securities Act.

9.14.                     [Intentionally omitted].

9.15.                     The Company will reserve and keep available at all times, free of pre-emptive rights, the full number of shares of Common Stock issuable upon conversion of the New Notes.

9.16.                     None of the Company, its affiliates, or any person acting on its or their behalf  will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the Exempted Exchanges.

9.17.                     Between the date hereof and the Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion price of the Existing Notes or  New Notes.

9.18.                     The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the 1934 Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the New Notes.

9.19.                     The Dealer Manager acknowledges that the New Notes and the Common Stock issuable upon conversion thereof have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

9.20.                     The Dealer Manager represents and warrants to and agrees with the Company that:

(i)                                     it has not solicited or made any Exempted Exchanges within the United States or to, or for the account or benefit of, U.S. persons (x) as part of their distribution at any time or (y) otherwise until one year after the later of the commencement of the offering and the date of closing of the offering except to those it reasonably believes to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act);

(ii)                                  it and any person acting on its behalf will not solicit more than six (6) holders of Existing Notes in connection with the Exempted Exchanges and will not exchange more than $154.35 million principal amount of Existing Notes;

(iii)                               neither it nor any person acting on its behalf has solicited or will solicit any Exempted Exchanges in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States;

(iv)                              in connection with any solicitation of Exempted Exchanges, it has taken or will take reasonable steps to ensure that the acquirer of such New Notes is aware that such sale is being made in transactions exempt from the registration requirements of the Securities Act;

(v)                                 it has not offered or sold and  will not offer or sell any New Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995.

10                                  Indemnification

Notwithstanding any other provision of this Agreement, in the event that the Dealer Manager becomes involved in any capacity other than as a noteholder in any action, claim, suit, proceeding, investigation or inquiry (including without limitation any shareholder, noteholder or derivative action or arbitration proceeding) (collectively a “Proceeding”) in connection with any matter in any way relating to, or referred to in this Agreement or arising out of, or alleged to arise out of, the matters contemplated by this Agreement, including, without limitation, matters which arise out of, or are alleged to arise out of, or are based upon (i) a breach of any of the representations, warranties and agreements made by the Company herein or a failure by the Company to comply with the covenants contained herein; (ii) any untrue statement or alleged untrue statement of a material fact contained in any Exchange Materials (other than UBS Information) or any other document used by the Company in connection with the Exempted Exchanges; (iii) any omission or alleged omission to state any material fact required to be stated in any Exchange Materials or any other document used by the Company in connection with the Exempted Exchanges or necessary to make the statements therein not misleading (other than UBS Information); (iv) any action or failure to act by the Company, or any of its officers, directors or affiliates in connection with the Exempted Exchanges; or (v) any services rendered by the Dealer Manager pursuant to this Agreement, the Company will indemnify and reimburse the Dealer Manager promptly upon request for its reasonable legal and other expenses (including the reasonable cost of any investigation and preparation) as they are reasonably incurred by the Dealer Manager in connection therewith; provided, however, that with respect to any untrue statement, or alleged untrue statement or omission of material fact or alleged omission of material fact made in the Exchange Materials, the indemnity agreement contained in this Section shall not inure to the benefit of the Dealer Manager to the extent that any such legal and other expenses occur under the circumstances where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (w) the Company had previously furnished to the Dealer Manager a reasonable amount of Exchange Materials and in a sufficient quantity, (x) the untrue statement or alleged untrue statement or omission of material fact or alleged omission of material fact was corrected in such Exchange Materials and (z) there was not sent or given to the party initiating the Proceeding the corrected Exchange Materials.  Notwithstanding anything herein to the contrary, the Company shall not, however, as to any person seeking indemnification or contribution hereunder, be responsible for any losses, claims, damages, liabilities or expenses pursuant to this Section 10 which have been finally judicially determined to result from (i) willful misconduct or gross negligence on the part of any such person, or (ii) a breach by the Dealer Manager of Section 9.20(ii).  The foregoing indemnity shall be in addition to any liability the Company might otherwise have to the Dealer Manager at common law or otherwise.  The Company agrees to notify the Dealer Manager promptly of the assertion of any such Proceeding against the Company, or any of its officers, directors, employees or agents or any person who controls any of the foregoing within the meaning of Section 20(a) of the 1934 Act.  In the event that it is judicially determined that the Dealer Manager was not entitled to receive payments for such expenses or losses hereunder, the Dealer Manager shall promptly return to the Company all sums that have been advanced pursuant hereto.

If such indemnification is unavailable or insufficient (other than as a result of the failure to give notice required by the next paragraph), to contribute to any such losses, claims, damages and liabilities involved in such proportion that is appropriate to reflect the relative benefits of the Company and its affiliates on the one hand, and the Dealer Manager on the other, in the matters contemplated by this Agreement or (B) if the allocation provided by clause (A) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of the Company, on the one hand and of the Dealer Manager on the other hand in connection with the action, inaction, statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  For purposes of clauses (A) and (B) in the immediately foregoing sentence, the relative benefits received by the Company, on the one hand, and the Dealer Manager, on the other hand, in connection with the Exempted Exchanges shall be deemed to be in the same proportion as the aggregate principal amount of Notes exchanged pursuant to the Exempted Exchanges bears to the fees actually received by the Dealer Manager hereunder, and the relative fault of the Company, on the one hand, and the Dealer Manager, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Dealer Manager, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Dealer Manager agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.

If any litigation or proceeding is brought against the Dealer Manager in respect of which indemnification may be sought against the Company pursuant to this Section 10, the Dealer Manager shall promptly notify the Company in writing of the commencement of such litigation or proceeding. Failure to so notify the Company shall not, however, relieve the Company from any liability which it may have on account of this indemnity or otherwise, unless such failure materially prejudices the ability of the Company to exercise substantial rights and defenses. In case any such litigation or proceeding shall be brought against the Dealer Manager, the Company shall be entitled to participate in such litigation or proceeding and, to the extent the Company may wish, after written notice from the Company to the Dealer Manager, to assume the defense of such litigation or proceeding with counsel of its choice at its expense; provided, however, that such counsel shall be satisfactory to the Dealer Manager in the exercise of its reasonable judgment. Notwithstanding the election of the Company to assume the defense of such litigation or proceeding, the Dealer Manager shall have the right to employ separate counsel and to participate in the defense of such litigation or proceeding, and the Company shall bear the reasonable fees, costs and expenses of such separate counsel and shall pay such fees, costs and expenses (provided that, with respect to any single litigation or proceeding or with respect to several litigations or proceedings involving substantially similar legal claims, the Company shall not be required to bear the fees, costs and expenses of more than one such counsel other than one local counsel) if (i) the Dealer Manager shall have been advised by its counsel in writing (with a copy to the counsel appointed by the Company, so long as such delivery could not reasonably be expected to result in the loss of any privilege) that there may be legal defenses available to it that are different from or additional to those available to the Company, such that it would render representation by counsel to the Company inappropriate or inadvisable for the Dealer Manager, (ii) the Company shall not have employed counsel satisfactory to the Dealer Manager in the exercise of the Dealer Manager’s reasonable judgment to represent the Dealer Manager within a reasonable time after notice of the institution of such litigation or proceeding or (iii) the Company shall authorize in writing the Dealer Manager to employ separate counsel at the expense of the Company. After notice from the Company to the Dealer Manager of the Company’s election so to assume the defense thereof and approval by the Dealer Manager of the Company’s counsel appointed to defend such action, the Company will not be liable to the Dealer Manager under this Section 10 for (A) any legal or other expenses, unless the Dealer Manager shall have employed separate counsel in accordance with the immediately preceding sentence, and/or (B) the costs and expenses of any settlement, compromise or consent to the entry of any judgment in respect of any pending or threatened claim, action, suit or proceeding effected by the Dealer Manager without the consent of the Company, which consent shall not be unreasonably withheld or delayed. In any action or proceeding the defense of which the Company so assumes, the Dealer Manager shall have the right to participate in such litigation and retain its own counsel at the Dealer Manager’s own expense. Without the prior written consent of the Dealer Manager, which shall not be unreasonably withheld or delayed, the Company will not settle, compromise or consent to the entry of any judgment in respect of any pending or threatened claim, action, suit or proceeding in respect of which indemnification would reasonably likely be sought hereunder (whether or not the Dealer Manager is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent (x) includes an unconditional release of the Dealer Manager from all liability arising out of such claim, action, suit or proceeding and (y) does not impose any actual or potential liability upon the Dealer Manager and does not contain any factual or legal admission by or with respect to the Dealer Manager or any adverse statement with respect to the character, professionalism, due care, loyalty, expertise or reputation of the Dealer Manager or any action or inaction by the Dealer Manager. Pursuant to the terms of this Section 10, the Company and the Dealer Manager agree to notify each other promptly of the assertion of any claim against it, any of their respective officers or directors or any entity or person who controls either the Company or the Dealer Manager within the meaning of Section 20(a) of the 1934 Act in connection with the Exempted Exchanges. For purposes of this Section 10, the term Dealer Manager shall include UBS Securities LLC, its affiliates, officers, directors, employees and agents, and any person controlling the Dealer Manager or any of such affiliates (within the meaning of Section 20(a) of the 1934 Act).  The foregoing agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

11                                  Indemnification and Reimbursement; Representations and Warranties to Remain Operative

The indemnity, reimbursement and contribution agreements contained in Section 10 hereof and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any failure to commence, or the withdrawal, rescission, termination or consummation of, the Exempted Exchanges or the termination or assignment of this Agreement, (b) any investigation made by or on behalf of any party entitled to indemnification pursuant to the terms of Section 10 hereof and (c) any withdrawal by you pursuant to Section 4.2 hereof.

12                                  Conditions to Obligations of Dealer Manager

Your obligations hereunder shall at all times be subject, in your reasonable discretion, to the satisfaction of the following conditions:

12.1.                     all representations, warranties and other statements of the Company contained herein at all times during the period beginning and including the date hereof and ending on, and including, the Closing Date, will be true and correct;

12.2.                     the Company, at all times during the period between the date hereof and the Closing Date, shall have performed all of its obligations hereunder and under the New Notes Indenture and the Registration Rights Agreement  to be performed;

12.3.                     no stop order, restraining order or denial of an application for approval shall have been issued and no litigation shall have been commenced or threatened in writing before any regulatory authority or other public body or court of any jurisdiction with respect to the Exempted Exchanges which you, in good faith, believe makes it inadvisable for you to continue to act hereunder;

12.4.                     the Company shall have delivered to you opinions addressed to you dated as of the Closing Date, of the Company’s counsel and internal intellectual property counsel, substantially in the form of Exhibits B-1 and B-2, and a letter from the Vice President of Regulatory Affairs of the Company in the form of Exhibit B-3; and (B) Cleary, Gottlieb, Steen & Hamilton shall have delivered to you opinions addressed to you dated as of the Closing Date in form and substance satisfactory to you;

12.5.                     the Company shall have delivered to you as of the Closing Date, a certificate, dated the date of its delivery, signed by either its Chief Executive Officer or its Chief Financial Officer, to the effect that (i) the signatory of such certificate has carefully examined the Exchange Materials and no event has occurred as a result of which it is necessary to amend or supplement the Exchange Materials in order to make the statements therein not untrue or misleading in any material respect and there has been no document required to be filed or submitted under the 1934 Act and the rules and regulations thereunder that upon such filing or submission would be deemed to be incorporated by reference into the Exchange Materials that has not been so filed; (ii) each of the representations and warranties of the Company (as applicable with respect to the relevant certificate) contained in this Agreement are, at the time such certificate is delivered, true and correct on the Closing Date, with the same effect as if made on the Closing Date, provided, however, that if any such representation or warranty is already qualified as to materiality, such representation or warranty, as so qualified, is true and correct in all respects on the Closing Date; and (iii) each of the covenants required herein to be performed by the Company (as applicable with respect to the relevant certificate) on or prior to the delivery of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the

Company (as applicable with respect to the relevant certificate) on or prior to the date of such certificate has been duly, timely and fully complied with;

12.6.                     on the date hereof and the Closing Date, the Company shall have furnished to you a “comfort letter” of each of PricewaterhouseCoopers LLP and Ernst & Young LLP, dated as of the date hereof or the Closing Date, as the case may be, addressed to you, in form and substance satisfactory to you and your counsel, containing statements and information of the type ordinarily included in accountants’ “comfort letters” with respect to financial statements and certain financial information contained in the Offering Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off” date not earlier than two days before the Closing Date;

12.7.                     The New Notes shall have been designated as PORTAL-eligible securities in accordance with the rules and regulations of the NASD and the New Notes shall be eligible for clearance and settlement through DTC;

12.8.                     The Company shall have caused the shares of Common Stock initially issuable upon conversion of the New Notes to be approved for quotation, subject to issuance, on the Nasdaq Stock Market.

12.9.                     The Company shall have duly authorized, executed and delivered the Registration Rights Agreement.

12.10.              subsequent to the Commencement Date and prior to the Closing Date,

(i)                                     there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii)                                  there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, prospects, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Exchange Materials (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to proceed with the Exchange Transaction in the manner contemplated in the Exchange Materials; and

12.11.              the Company shall have furnished to you such certificates or other documents, in addition to those specifically mentioned herein, as you or your counsel may have reasonably requested.

12.12.              In the event that at any time during the period between the date hereof and the Closing Date any representation, warranty or other statement ceases to be true and correct, the Company shall promptly use its best efforts to seek to cause such representation, warranty or other statement to be true and correct.

12.13.              You shall have a reasonable period of time after discovering or being informed of a breach in any of the foregoing conditions up to and including the Closing Date to elect whether to continue to act as Dealer Manager. Your resignation as Dealer Manager as a result of a breach of the foregoing conditions shall be without prejudice to your entitlement to expenses under Section 4.2 hereof.

13                                  Publications

The Company agrees that the Dealer Manager has the right to place advertisements in financial and other newspapers and journals at its own expense describing its services to the Company hereunder, provided such advertisements are provided to and approved in writing by the Company prior to their use.

14                                  Confidentiality

Any advice or opinions provided by you in connection with or related to this Agreement will not be disclosed or referred to publicly or to any third party (other than attorneys and accountants of the Company who agree to keep such advice or opinions confidential) by the Company or any of its affiliates except in accordance with your prior written consent, which shall not be unreasonably withheld or delayed or as may be required by applicable laws or except as may be required by law, regulation, legal process or regulatory authority or in any action, suit or proceeding to which the Company is a party involving the Exempted Exchanges; provided that the Company shall provide the Dealer Manager with prompt written notice of any such requirement so that the Dealer Manager may seek a protection order or other appropriate remedy.

15                                  Termination

This Agreement shall terminate upon the expiration, termination or withdrawal of the Exempted Exchanges or upon the withdrawal by you as Dealer Manager pursuant to Section 4.2 hereof. In addition, your services as Dealer Manager may be terminated by you or by the Company upon 10 days prior written notice to the other party without liability or continuing obligation of the Company or the Dealer Manager. In the event your services as Dealer Manager are terminated by the Company, the Dealer Manager shall be entitled to any Fee payable pursuant to Section 5 hereof in accordance with the terms thereof (but the Dealer Manager shall not be entitled to any Fee hereunder if (a) the Company shall have terminated such services with cause, including a breach by the Dealer Manager of Section 9.20(ii) or (b) the Dealer Manager shall otherwise have acted in bad faith or in a grossly negligent manner or (c) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the Dealer Manager, impracticable to enforce contracts for the sale of the New Notes, or (d) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, in each case the effect of which is such as to make it, in the reasonable judgment of the Dealer Manager, impracticable or inadvisable to proceed with the Exempted Exchanges or (e) if a banking moratorium has been declared by either Federal or New York authorities, the effect of which is such as to make it, in the reasonable judgment of the Dealer Manager, impracticable or inadvisable to proceed with the Exempted Exchanges), and further, all reasonable expenses incurred by the Dealer Manager as a result of services rendered prior to the date of the termination shall become immediately payable in full. In the event you terminate your services as Dealer Manager hereunder, the Dealer Manager shall be entitled to all reasonable expenses incurred by the Dealer Manager as a result of services rendered prior to the date of termination, which shall become immediately due and payable in full, but shall not be entitled to any Fee hereunder unless the Dealer Manager shall have terminated such services with cause or the Company shall otherwise have acted in bad faith, in which case the Dealer Manager shall be entitled to any Fee payable pursuant to Section 5 hereof in accordance with the terms thereof. The provisions of Sections 3, 5, 6, 8, 9, 10, 11, 14, 15, 17, 18, 19, 20 and 22 hereof shall survive the termination of this Agreement for any reason whatsoever. Unless this Agreement has been terminated pursuant to clause (a) or (b) of this paragraph, the Dealer Manager shall be entitled to payment in full of the Fee payable under Section 5 if at any time prior to the expiration of 6 months after the termination of this Agreement, the Company consummates, or enters into a definitive agreement that subsequently results in the consummation of, the Exempted Exchanges or any similar transaction. For the avoidance of doubt, in the event that the Exempted Exchanges do not proceed, the Dealer Manager shall be entitled only to all expenses as contemplated in Section 6 hereof.

16                                  Notices

All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally to the parties hereto as follows:

If to you:

UBS Securities LLC
677 Washington Boulevard
Stamford, CT  06901
Attention: Liability Management Group
Facsimile: 1(203) 719-1620

With a copy to (which shall not constitute notice):

UBS Securities LLC
677 Washington Boulevard
Stamford, CT  06901
Attention: Legal and Compliance Department
Facsimile: 1 (203) 719-0680

If to the Company:

Vertex Pharmaceuticals Incorporated
130 Waverly Street
Cambridge, Massachusetts 02139-4242
Attention: Kenneth S. Boger
Facsimile: (617) 444-7117

With a copy to (which shall not constitute notice):

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
One Financial Center
Boston, Massachusetts  02111
Attention:  Michael L. Fantozzi
Facsimile:  (617) 542-2241

17           Successors and Assigns

This Agreement, including any right to indemnity or contribution hereunder, shall inure to the benefit of and be binding upon the Company and you and such other parties entitled to indemnification pursuant to the terms of Section 10 hereof, and the respective successors and assigns of such parties. Except as provided in Section 9.12, nothing in this Agreement is intended, or shall be construed, to give to any other person or entity any right hereunder or by virtue hereof.

18                                  Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles thereof relating to conflict of laws.

19                                  Waiver of Jury Trial

EACH OF THE COMPANY AND THE DEALER MANAGER HEREBY AGREES TO WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY PROCEEDINGS OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) WITH RESPECT TO ANY CLAIM, COUNTER-CLAIM OR ACTION ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING, WITHOUT LIMITATION, THE EXCHANGE OFFER AND THE CONSENT SOLICITATION).

20                                  Entire Agreement

This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof and thereof.

21                                  Counterparts; Severability

This Agreement may be executed in two or more separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

22                                  Amendment

This Agreement may not be amended except in writing signed by each party to be bound thereby.

Please indicate your willingness to act as Dealer Manager on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this letter so signed, whereupon this letter and your acceptance shall constitute a binding agreement among us.

Very truly yours,

VERTEX PHARMACEUTICALS INCORPORATED

By:	/s/ Ian Smith
Name:
Title:

Accepted as of the date
first set forth above:

UBS SECURITIES LLC

By:	/s/ Chris Hite
Name: Chris Hite
Title: Managing Director

By:	/s/ Aradhana Sarin
Name:
Title:

Exhibit A-1
Offering Memorandum

Exhibit A-2
Letter of Transmittal

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.  If you are in any doubt as to the action to be taken, you should immediately consult your broker, bank manager, lawyer, accountant, investment advisor or other professional.

LETTER OF TRANSMITTAL
relating to
the exempted exchanges described in
the Offering Memorandum
dated February 10, 2004
(the “Offering Memorandum”)

Each holder of the 5% Convertible Subordinated Notes due 2007 (the “Old Notes”) of Vertex Pharmaceuticals Incorporated (“Vertex”) participating in the exempted exchanges (as described in the Offering Memorandum) should complete, sign and submit this Letter of Transmittal by fax to the trustee, US Bank National Association (the “Trustee”), as soon as possible at fax no. (651) 495-8158, Attention: Specialized Finance.  Delivery of this Letter of Transmittal to the Trustee confirms your participation in the exempted exchanges on the terms described in the Offering Memorandum.

Questions regarding the exempted exchanges or the completion of this Letter of Transmittal should be directed to the Trustee at the following telephone number:  (651) 495-3513.

DELIVERY OF OLD NOTES

To effect a valid delivery of Old Notes through the completion, execution and delivery of a Letter of Transmittal, the undersigned must complete the tables below entitled “Description of Old Notes Delivered” and sign the Letter of Transmittal where indicated.

DESCRIPTION OF OLD NOTES DELIVERED

NOTE:  SIGNATURES MUST BE PROVIDED BELOW.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Name of DTC Participant and Participant’s Account Number in which Old Notes are held and/or the corresponding New Notes are to be delivered	Aggregate Principal Amount of Old Notes*

* The principal amount of Old Notes delivered must be in denominations of US$1,000 and whole multiples of US$1,000.

☐            Please check this box to confirm that the undersigned, or the Beneficial Owner (as defined below) on behalf of which the undersigned is acting, is: a “qualified institutional buyer” as defined under Rule 144A of the U.S. Securities Act of 1933, as amended.

Note:  Signatures must be provided below.
Please read the accompanying Instructions carefully.

Ladies and Gentlemen:

The undersigned hereby delivers to Vertex the aggregate principal amount of Old Notes indicated in the table above entitled “Description of Old Notes Delivered”.

The undersigned understands that delivery of Old Notes pursuant to any of the procedures described in the Offering Memorandum and in the instructions in this Letter of Transmittal and acceptance of such Old Notes by Vertex will constitute a binding agreement between the undersigned and Vertex.

All authority conferred or agreed to be conferred by this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

The undersigned hereby represents, warrants and agrees to the representations, warranties and agreements set forth under “The exempted exchanges – Effect of agreeing to the exempted exchanges” in the Offering Memorandum.

If the “Special Return Instructions” box (found below) is completed, please credit the DTC account for any book-entry transfers of Old Notes not accepted for exchange into the account so indicated.

The undersigned recognizes that Vertex has no obligation under the “Special Return Instructions” provision of this Letter of Transmittal to effect the transfer of any Old Notes from the holder(s) of Old Notes if Vertex does not accept for exchange any of the principal amount of the Old Notes delivered pursuant to this Letter of Transmittal.

SPECIAL RETURN INSTRUCTIONS
(See Instructions 2 and 5)

To be completed ONLY if Old Notes in the principal amount not accepted for exchange are to be returned in the name of someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal and/or sent to a DTC participant account different from that indicated in the table entitled “Description of Old Notes Delivered.”

Please issue Old Notes not accepted for exchange, to:

Name of DTC Participant:

DTC Participant Account Number:

Contact at DTC Participant:

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SIGN HERE
(TO BE COMPLETED BY ALL CONSENTING HOLDERS DELIVERING OLD NOTES)

By completing, executing and delivering this Letter of Transmittal, the undersigned hereby delivers to Vertex the principal amount of the Old Notes listed in the table labeled “Description of Old Notes Delivered.”

Signature of Registered Holder(s) or Authorized Signatory	Date
(see guarantee requirement below)

Signature of Registered Holder(s) or Authorized Signatory	Date
(see guarantee requirement below)

Signature of Registered Holder(s) or Authorized Signatory	Date
(see guarantee requirement below)

Area Code and Telephone Number:

This Letter of Transmittal must be signed by the Registered Holder(s) exactly as the name(s) appear(s) on a securities position listing of DTC or by any person(s) authorized to become the Registered Holder(s) by endorsements and documents transmitted herewith.  If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person, acting in a fiduciary or representative capacity, please set forth at the line entitled “Capacity (full title)” and submit evidence satisfactory to the Trustee and Vertex of such person’s authority to so act.  See Instruction 3.

Name(s):

(Please Type or Print)

Capacity (full title):

Address:
(Including Zip Code)

MEDALLION SIGNATURE GUARANTEE
(If required—See Instruction 3)

Signature(s) Guaranteed by
an Eligible Institution:
(Authorized Signature)

(Title)

(Name of Firm)

(Address)

Dated: , 2004

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INSTRUCTIONS

1.  Delivery of Letter of Transmittal.  A holder of Old Notes that wishes to participate in the exempted exchanges must submit to the Trustee a completed Letter of Transmittal as soon as possible.

2.  Amount of Delivery.  Old Notes delivered will be accepted only in denominations of US$1,000 and whole multiples of US$1,000.

3.  Signatures on Letter of Transmittal; Instruments of Transfer; Guarantee of Signatures.  For purposes of this Letter of Transmittal, the term “Registered Holder” means an owner of record as well as any DTC participant that has Old Notes credited to its DTC account.  Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program (each, a “Medallion Signature Guarantor”).  Signatures on the Letter of Transmittal need not be guaranteed if:

•                  the Letter of Transmittal is signed by a participant in DTC whose name appears on a security position listing as the owner of the Old Notes and the holder(s) has not completed either of the boxes entitled “Special Return Instructions” on the Letter of Transmittal; or

•                  the Old Notes are delivered for the account of an “eligible guarantor institution.”

An “eligible guarantor institution” is one of the following firms or other entities identified in Rule 17Ad-15 under the Securities Exchange Act of 1934 (as the terms are defined in Rule 17Ad-15):

(a)          a bank;

(b)         a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker;

(c)          a credit union;

(d)         a national securities exchange, registered securities association or clearing agency; or

(e)          a savings institution that is a participant in a Securities Transfer Association recognized program.

If any of the Old Notes delivered are held by two or more Registered Holders, all of the Registered Holders must sign the Letter of Transmittal.

By executing the Letter of Transmittal (or facsimile thereof), you waive any right to receive any notice of the acceptance of your Old Notes for exchange.

If this Letter of Transmittal or instruments of transfer are signed by trustees, executors, administrators, guardians or attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by Vertex, evidence satisfactory to Vertex of their authority to so act must be submitted with this Letter of Transmittal.

Beneficial Owners who deliver Old Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if they desire to participate in the exempted exchanges.

4.  Special Return Instructions.  All Old Notes delivered hereby and not accepted for exchange will be returned to the undersigned according to the information provided in the table entitled “Description of

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the Old Notes Delivered” or, if completed, according to the “Special Return Instructions” box in this Letter of Transmittal.

5.  Requests for Assistance or Additional Copies.  Questions and requests for assistance and requests for additional copies of the Offering Memorandum or this Letter of Transmittal may be directed to the Trustee at the address and telephone number indicated herein.

In order to participate in the exempted exchanges, a holder of Old Notes should send or deliver a properly completed and signed Letter of Transmittal and any other required documents to the Trustee to the fax number set forth below.

The Trustee for the exempted exchanges is:

US Bank National Association

60 Livingston Avenue

St. Paul, Minnesota 55107

Attention: Specialized Finance

Tel:  (651) 495-3513
Fax:  (651) 495-8158

The Dealer Manager for the exempted exchanges is:

UBS Securities LLC

677 Washington Boulevard
Stamford, Connecticut 06901
Attention: William Schneider

Tel:  (203) 719-4210

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Exhibit B
Opinion of Company Counsel

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02111

617 542 6000 617 542 2241 fax

February 13, 2004

UBS Securities LLC

677 Washington Boulevard

Stamford, Connecticut 06901

Ladies and Gentlemen:

This opinion is being furnished to you pursuant to Section 12.4 of the Dealer Manager Agreement, dated February 9, 2004 (the “Dealer Manager Agreement”) by and between you (the “Dealer Manager”) and Vertex Pharmaceuticals Incorporated, a Massachusetts corporation (the “Company”), pursuant to which the Company will exchange (each, an “Exempted Exchange” and, collectively, the “Exempted Exchanges”) certain of its outstanding 5.00% Convertible Subordinated Notes due 2007 (the “Old Notes”) for its 5 3/4% Convertible Senior Subordinated Notes due 2011 (the “New Notes”), as more fully described in the offering memorandum dated February 9, 2004 (the “Offering Memorandum”) and the related letter of transmittal dated February 9, 2004 (the “Letter of Transmittal” and, together with the Offering Memorandum, the “Offering Documents”).  The New Notes will be issued under an indenture dated as of February 13, 2004 (the “Indenture”) between the Company and US Bank National Association, as trustee (the “Trustee”).  Holders of the New Notes will have the registration rights set forth in the Registration Rights Agreement dated as of February 13, 2004 (the “Registration Rights Agreement”) by and among the Company and the Dealer Manager.  Capitalized terms defined in the Dealer Manager Agreement and not otherwise defined herein are used herein with the meanings so defined in the Dealer Manager Agreement.

We have acted as outside counsel for the Company in connection with the preparation, execution and delivery of the Dealer Manager Agreement and the consummation of the transactions contemplated thereby.  In connection therewith, we have examined executed originals or counterparts of the Dealer Manager Agreement, the Registration Rights Agreement and the Indenture (collectively, the “Transaction Documents”), the Offering Documents and such other documents as we have deemed necessary for purposes of this opinion.

Insofar as this opinion relates to factual matters, we have relied upon representations and warranties of the Company set forth in the Transaction Documents, certificates of officers of the Company and of public officials, and certificates delivered

Boston New York Reston Washington

to you in connection with the Transaction Documents and the transactions contemplated thereby.

As used herein, any reference to “our knowledge”, “best of our knowledge”, “of which we have knowledge”, “known to us” or words of similar import, shall mean the conscious awareness of the existence or absence of any facts or other information by any lawyer in this firm who was involved in representing the Company in connection with the transactions contemplated by the Transaction Documents or is otherwise involved on an ongoing basis in providing legal services to the Company.  Except as expressly set forth in this opinion, we have not undertaken any independent investigation, including, without limitation, any investigation of corporate, court or other documents or records, to determine the existence or absence of any such facts or other information, and no inference as to our knowledge of the existence or absence of any facts or other information should be drawn from the fact of our representation of the Company.

In rendering the opinions set forth herein, we have assumed without independent inquiry or investigation, (i) the genuineness of all signatures on all documents and instruments examined by us, (ii) the authenticity of all documents submitted to us as originals, and (iii) the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of such documents.  We have also assumed that each of the parties to the Transaction Documents (other than the Company) has all requisite power and authority and has taken all necessary action (corporate or otherwise) to execute and deliver the Transaction Documents to which it is a party and to effect the transactions contemplated thereby and that the Transaction Documents constitute the legal, valid and binding obligation of each of such other parties enforceable in accordance with their respective terms.

Our opinions contained in paragraphs (vi), (vii) and (viii) as to enforceability are subject to the further qualification that such enforceability may be (1) limited by bankruptcy, insolvency (including, without limitation, fraudulent conveyances and fraudulent transfers), reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (2) limited by general equitable principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law), (3) subject to the effect of any public policy considerations or court decisions which may limit the rights of any person or entity to obtain indemnification, and (4) subject to the effects of generally applicable rules of law that (A) limit or affect the enforcement of provisions that purport to require waiver or modification of the obligations of good faith, fair dealing, diligence, reasonableness or due notice or to waive equitable rights, remedies, or defenses, or to release or indemnify a party from or against liability for the party’s own unlawful or willful misconduct, recklessness or gross negligence, or to preclude modification of the Transaction Documents through custom or course of conduct, (B) limit the enforceability of any liquidated damages provisions to the extent

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that the damages assessed are ascertainable, or (C) provide that forum selection clauses are not necessarily binding on the court or courts in the forum selected.

We call your attention to the fact that members of this firm are admitted to practice law in the Commonwealth of Massachusetts and the State of New York.  Accordingly, no opinion is expressed herein with respect to any matter, which is determined by the law of any jurisdiction except the federal laws of the United States of America, the laws of The Commonwealth of Massachusetts and the laws of the State of New York.  Insofar as this opinion addresses matters governed by laws of any other jurisdiction, this opinion is delivered as though such matters were governed by and construed in accordance with the domestic substantive laws of The Commonwealth of Massachusetts (without regard to the application of any conflict of law rule that would result in the application of the domestic substantive law of any other jurisdiction). Moreover, we express no opinion and give no statement herein related to any filing or other requirements under Section 14 of the 1934 Act and the rules and regulations promulgated by the Commission thereunder.

Based upon and subject to the foregoing assumptions, limitations and qualifications, and subject to the penultimate paragraph of this letter, we are of the opinion that:

(i)            The Company has been duly incorporated and validly exists as a corporation in good standing under the laws of the Commonwealth of Massachusetts.

(ii)           The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Dealer Manager Agreement, the Registration Rights Agreement, the Indenture and the New Notes.

(iii)          The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction within the United States in which such qualification is required, whether by reason of the ownership or leasing of property or the maintenance of an office, except where the failure so to qualify or to be in good standing could not reasonably be expected to result in a Material Adverse Effect.

(iv)          The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Memorandum in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to the Dealer Manager Agreement or pursuant to reservations, agreements, employee benefit plans or the exercise of convertible securities or options referred to in the Offering Memorandum); the shares of issued and outstanding capital stock of the Company issued since September 30, 2003 have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was

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issued in violation of the preemptive or other similar rights of any securityholder of the Company, pursuant to any agreement disclosed to us after inquiry of the Company.

(v)           Vertex Securities Trust (“Vertex Securities”) has been duly organized and is validly existing as a business trust in good standing under the laws of the Commonwealth of Massachusetts, has corporate power and authority to own, lease and operate its properties and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the maintenance of an office, except where the failure so to qualify or to be in good standing could not reasonably be expected to result in a Material Adverse Effect.  To the best of our knowledge and information, the Company does not have any subsidiaries other than Vertex Pharmaceuticals (San Diego) LLC, Aurora Instruments Holding LLC, Aurora Instruments LLC, Vertex Holdings, Inc., Vertex Securities Trust and Vertex Pharmaceuticals (Europe) Limited.

(vi)          The Dealer Manager Agreement has been duly authorized, executed and delivered by the Company.  The Registration Rights Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

(vii)         The Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(viii)        The New Notes are in the form contemplated by the Indenture and have been duly authorized by the Company; the New Notes have been executed and authenticated in the manner provided in the Indenture and when delivered in exchange for the Old Notes in accordance with the Exempted Exchanges (assuming the due authorization, execution and delivery of the Indenture by the Trustee) constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and are entitled to the benefits of the Indenture.

(ix)           Upon issuance and delivery of the New Notes in accordance with the Dealer Manager Agreement and the Indenture, the New Notes shall be convertible at the option of the holder thereof for shares of Common Stock in accordance with the terms of the New Notes and the Indenture; the shares of Common Stock initially issuable upon conversion of the New Notes have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action; such shares, when issued upon such conversion against payment of the conversion price and in accordance with the provisions of the New Notes and the Indenture, will be validly issued and will be fully paid and non-assessable and free and clear of all liens, encumbrances, equities or claims imposed by or

4

arising from actions of the Company and no holder of such Common Stock is or will be subject to personal liability by reason of being such a holder.

(x)            The issuance of the shares of Common Stock upon conversion of the New Notes is not subject to the preemptive or other similar rights of any securityholder of the Company pursuant to any agreement disclosed to us after inquiry of the Company.

(xi)           The Indenture conforms in all material respects with the 1939 Act.

(xii)          To the best of our knowledge, except as disclosed in the Offering Memorandum, there is no pending or threatened action, suit, proceeding, inquiry or investigation, to which the Company or any Subsidiary is a party, or to which the property of the Company or any Subsidiary thereof is subject, before or brought by any court or governmental agency or body, which could reasonably be expected to result in a Material Adverse Effect, or which could materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Dealer Manager Agreement, the Indenture, the New Notes and the Registration Rights Agreement or the performance by the Company of its obligations thereunder or the transactions contemplated by the Offering Memorandum.

(xiii)         The information in the Offering Memorandum under “The exempted exchanges,” “Description of new notes” and “Certain U.S. federal income tax consequences,” and the information in the description of the Company’s common stock and the description of the rights under the Company’s Rights Agreement, contained on pages 78-79 and on page 84, respectively, of the Company’s Amendment No. 1 to the Registration Statement on Form S-4 (Reg. No. 333 - 61480), incorporated by reference in the Offering Memorandum, to the extent that it constitutes matters of law, summaries of legal matters or legal documents or instruments, the Company’s charter and bylaws, or legal conclusions, has been reviewed by us and fairly summarizes the matters referred to therein.  To the best of our knowledge, there are no other statutes or regulations that are required to be described in the Offering Memorandum that are not described as required.

(xiv)        The New Notes conform in all material respects to the description thereof contained in the Offering Memorandum

(xv)         To the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes or leases that would be required to be described in the Offering Memorandum that are not described or referred to in the Offering Memorandum, and the descriptions thereof or references thereto fairly summarize such arrangements.

(xvi)        To the best of our knowledge, neither the Company nor Vertex Securities is in violation of its charter or by-laws and, based solely on an inquiry of the Company, we know of no default by the Company or Vertex Securities that exists in the due

5

performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Offering Memorandum.

(xvii)       No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than such as may be required under the applicable securities laws of the various jurisdictions in which the New Notes will be offered or sold, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Dealer Manager Agreement or the Registration Rights Agreement or the due execution, delivery or performance of the Indenture by the Company in connection with the Exempted Exchanges or for the issuance of shares of Common Stock upon conversion of New Notes.

(xviii)      It is not necessary in connection with the consummation of the Exempted Exchanges in the manner contemplated by the Dealer Manager Agreement and the Offering Memorandum or in connection with the conversion of the Notes into shares of the Common Stock in the manner contemplated in the Indenture, to register the New Notes or the shares of Common Stock issuable upon conversion of the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(xix)         The execution, delivery and performance of the Dealer Manager Agreement, the Indenture, the Registration Rights Agreement and the New Notes and the consummation of the transactions contemplated in the Dealer Manager Agreement, the Registration Rights Agreement, the Indenture and in the Offering Memorandum (including the issuance of the shares of Common Stock issuable upon conversion of the New Notes) and compliance by the Company with its obligations under the Dealer Manager Agreement, the Indenture, the Registration Rights Agreement and the New Notes do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or Vertex Securities pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, referred to in the Offering Memorandum, to which the Company or Vertex Securities is a party or by which either of them may be bound, or to which any of the property or assets of the Company or Vertex Securities is subject (except for conflicts, breaches or defaults, liens charges or encumbrances that could not reasonably be expected to have a Material Adverse effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or Vertex Securities, or any applicable law, statute, rule, regulation (other than such as may be required under the applicable securities laws of the various jurisdictions in which New Notes will be offered or sold, as to which we offer no opinion), and any judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having

6

jurisdiction over the Company or Vertex Securities or any of their respective properties, assets or operations.

(xx)          The Company is not, and, upon the consummation of the Exempted Exchanges as described in the Offering Memorandum, will not be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the U.S. Investment Company Act of 1940.

In the course of the preparation of the Offering Memorandum, we participated in conferences with officers, representatives and in-house attorneys of the Company, representatives of the independent public accountants for the Company, and with the Dealer Manager and its counsel during which the contents of the Offering memorandum and related matters were discussed, and although we have not verified and are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum (except as set forth in opinions (xiii) and (xiv) hereto), on the basis of the foregoing, no facts have come to our attention which have caused us to believe that the Offering Memorandum as of the date of the Offering Memorandum or at the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we express no view or belief with respect to the financial statements (including the notes thereto) and schedules and other financial and accounting data included in the Offering Memorandum.

We express no opinion as to any matter other than as expressly set forth above, and no other opinion is intended to be implied nor may be inferred herefrom.  The opinions expressed herein are given as of the date hereof, and we undertake no obligation hereby and disclaim any obligation to advise you of any change after the date hereof pertaining to any matter referred to herein.  This opinion is rendered solely for your benefit and may not be circulated, quoted, relied upon or otherwise referred to by any other person without our written consent, except that US Bank National Association, in its capacity as Trustee under the Indenture, may rely on this opinion as if addressed to it.

Very truly yours,

MINTZ, LEVIN, COHN, FERRIS,
GLOVSKY and POPEO, P.C.

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